Exhibit 107.1
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
EQUITY RESIDENTIAL
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	S ec urity Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Equity Residential

Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Equity Residential

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	$57.70	$649,670,265	—	—	S-3ASR	333-190248	July 30, 2013	$88,615 (2)

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-212284	June 28, 2016	—

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-231967	June 5, 2019	—

	Equity	Common Shares of Beneficial Interest	415(a)(6)	11,259,450	—	—	—	—	S-3ASR	333-265017	May 17, 2022	—

	Equity	Common Shares of Beneficial Interest	415(a)(6)	1,740,550	$73.65	$128,191,507.50	—	—	S-3ASR	333-265017	May 17, 2022	$11,884 (3)

	Total Offering Amounts					$777,861,772.50 (1)		$100,499 (2) (3)

	Total Fees Previously Paid							$100,499 (2) (3)

	Total Fee Offsets							—

	Net Fee Due							—

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement includes 13,000,000 common shares of beneficial interest of Equity Residential, of which (i) 11,259,450 common shares of beneficial interest of Equity Residential were previously registered on the prospectus supplement, dated July 31, 2013, related to the Registration Statement on Form
S-3
(Registration
No. 333-190248),
which was filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2013 (the “2013 Registration Statement”), subsequently on the prospectus supplement, dated June 29, 2016, related to the Registration Statement on Form
S-3
(Registration
No. 333-212284),
which was filed with the SEC on June 28, 2016 (the “2016 Registration Statement”), subsequently on the prospectus supplement, dated June 6, 2019, related to the Registration Statement on Form
S-3
(Registration
No. 333-231967),
which was filed with the SEC on June 5, 2019 (the “2019 Registration Statement”), and subsequently on the prospectus supplement, dated May 18, 2022, related to the Registration Statement on Form
S-3
(Registration
No. 333-265017),
which was filed with the SEC on May 17, 2022 (the “2022 Registration Statement”), and were not sold thereunder, and (ii) 1,740,550 common shares of beneficial interest of Equity Residential were previously registered on the prospectus supplement, dated May 18, 2022, related to the 2022 Registration Statement, and were not sold thereunder.

(2)
Payment of the registration fee for the Registration Statement on Form
S-3
(Registration No. 333-287237), which was filed with the SEC on May 13, 2025 (the “Current Registration Statement”), was deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act. In connection with the original registration of the unsold common shares of beneficial interest on the prospectus supplement, dated July 31, 2013, related to the 2013 Registration Statement, Equity Residential paid a registration fee of $102,314, which included (i) $19,971 paid on the unsold securities registered on a prospectus supplement, dated July 18, 2011, relating to the Registration Statement on
Form S-3
(Registration
No. 333-169956),
which was filed with the SEC on October 15, 2010, based on the fee rate then in effect, and (ii) $36,825, which reflects a portion of previously paid registration fees of $61,392 paid on the unsold securities registered on a prospectus supplement, dated December 8, 2011, relating to the Registration Statement on Form
S-3
(Registration
No. 333-169956),
which was filed with the SEC on October 15, 2010, based on the fee rate then in effect. The total registration fee of $102,314 was applied to the 2016 Registration Statement and the 2019 Registration Statement, and the portion of the total registration fee of $88,615 related to the 11,259,450 unsold common shares of beneficial interest was applied to the 2022 Registration Statement and will continue to be applied to such shares in this offering. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2022 Registration Statement was deemed terminated as of the date of effectiveness of the Current Registration Statement.

(3)
Payment of the registration fee for the Current Registration Statement was deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act. In connection with the original registration of the unsold common shares of beneficial interest on the prospectus supplement, dated May 18, 2022, related to the 2022 Registration Statement, Equity Residential paid a registration fee of $11,884 based on the fee rate then in effect. The total registration fee of $11,884 related to the 1,740,550 unsold common shares of beneficial interest will continue to be applied to such shares in this offering. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2022 Registration Statement was deemed terminated as of the date of effectiveness of the Current Registration Statement.